As filed with the Securities and Exchange Commission on February 10, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AKORN, INC.
(Exact name of registrant as specified in its charter)

Louisiana	72-0717400
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Akorn, Inc. 2003 Stock Option Plan
 (Full title of the plan)

Joseph Bonaccorsi, Esq.
Senior Vice President, General Counsel and Secretary
Akorn, Inc.
1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(Name and address of agent for service)

(847) 279-6100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	8,000,000	$11.86	$94,840,000	$10,869

(1)
In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated Akorn, Inc. 2003 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, based on the average ($11.86) of the high ($12.01) and low ($11.70) sales prices of the Company’s Common Stock as reported by NASDAQ on February 8, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 8,000,000 shares of common stock, no par value (“Common Stock”), of Akorn, Inc. (the “Company”) that may be offered and sold under the Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as amended (the “Plan”). On December 29, 2011, the Company’s stockholders ratified an amendment to the Plan to increase the aggregate number of shares of common stock that may be issued under the Plan by 8,000,000 from 11,000,000 to 19,000,000.

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-161908) filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2009, and Registration Statement on Form S-8 (Registration No. 333-124190) filed with the Commission on April 20, 2005, as amended by Post-Effective Amendment No. 1 on Form S-8 filed with the Commission on October 26, 2007, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Corporation with the Commission, are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the Commission:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(2)	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by the Registrant’s latest annual report referred to in (1) above.

(3)	the description of the Company’s common stock contained in the Company’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 as filed with the SEC on October 13, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 10th day of February, 2012.

AKORN, INC.

By:	/s/ Rajat Rai
Rajat Rai
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

            We, the undersigned officers and directors of Akorn, Inc., hereby severally constitute and appoint Rajat Rai and Timothy A. Dick and each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Rajat Rai	Chief Executive Officer	February 10, 2012
Rajat Rai	(Principal Executive Officer)

/s/ Timothy A. Dick	Chief Financial Officer	February 10, 2012
Timothy A. Dick	(Principal Financial Officer and Principal Accounting Officer)

/s/ John N. Kapoor, Ph.D.	Director, Chairman of the Board	January 23, 2012
John N. Kapoor, Ph.D.

/s/ Kenneth S. Abramowitz	Director	January 23, 2012
Kenneth S. Abramowitz

/s/ Ronald M. Johnson	Director	January 28, 2012
Ronald M. Johnson

/s/ Steven J. Meyer	Director	January 20, 2012
Steven J. Meyer

/s/ Brian Tambi	Director	January 28, 2012
Brian Tambi

/s/ Alan Weinstein	Director	January 25, 2012
Alan Weinstein

INDEX TO EXHIBITS

4.1	Restated Articles of Incorporation of Akorn, Inc. dated September 16, 2004, incorporated by reference to Exhibit 3.1 to Akorn, Inc.’s Registration Statement on Form S-1 filed on September 21, 2004.

4.2
Amended and Restated By-laws of Akorn, Inc., incorporated by reference to Exhibit 3.2 to Akorn, Inc.’s Registration Statement on Form S-1 filed on June 14, 2005; as amended by Amendment to Bylaws of Akorn, Inc., incorporated by reference to Exhibit 3.1 to Akorn, Inc.’s report on Form 8-K filed on March 31, 2006; Amendment to Bylaws of Akorn, Inc., incorporated by reference to Exhibit 3.1 to Akorn, Inc.’s report on Form 8-K filed on December 14, 2006; Amendment to Bylaws of Akorn, Inc., incorporated by reference to Exhibit 3.1 to Akorn, Inc.’s report on Form 8-K filed on April 16, 2007; and Certificate of Amendment to the Bylaws of Akorn, Inc., dated June 18, 2009, incorporated by reference to Exhibit 3.1 to Akorn, Inc.’s report on Form 8-K filed on June 24, 2009.

4.3	Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as amended, incorporated by reference to Exhibit 10.2 to Akorn, Inc.’s report on Form 8-K filed on January 3, 2012.

4.4
Form of Akorn, Inc. Non-Qualified Stock Option Agreement, incorporated by reference to Exhibit 10.36 to Akorn, Inc.’s report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 30, 2004.

4.5
Form of Akorn, Inc. Incentive Stock Option Agreement, incorporated by reference to Exhibit 10.37 to Akorn, Inc.’s report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 30, 2004.

5.1*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

* Filed herewith.